UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 24, 2015

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.02 Termination of a Material Definitive Agreement.
On August 21, 2014, Pioneer Financial Services, Inc. (the “Company”) reported on a Form 8-K, filed with the Securities and Exchange Commission, that it entered into an agreement with Fidelity Information Services, LLC ("FIS") to provide products and services for the development of a new consumer lending software platform (the "FIS Platform"). The implementation and launch of the FIS Platform was expected to be completed during the second quarter of fiscal year 2015. On April 24, 2015, the Company terminated its relationship with FIS to provide products and services for the development and implementation of the FIS Platform due to FIS's failure to provide the system functionality in accordance with cost and time parameters. The Company believes no early termination payments or penalties are due under the agreement with FIS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	April 30, 2015
Timothy L. Stanley	Board (Principal Executive Officer)